Exhibit 99.1

FOR IMMEDIATE RELEASE

BioScrip Completes Sale of Community Pharmacies and Centralized Specialty

and Mail Service Pharmacy to Walgreens

Advances Strategy to Become More Focused Company and Expand Infusion Footprint

Elmsford, NY – May 7, 2012 – BioScrip, Inc. (NASDAQ: BIOS) (the “Company”) today announced that it has closed the sale of certain assets of its community specialty pharmacies and centralized specialty and mail service pharmacy businesses (the “Transferred Businesses”) to Walgreen Co. (NYSE, NASDAQ: WAG). The closing was effective at 11 pm CDT on May 4, 2012. The transaction represents a total deal value of approximately $225 million, including approximately $161 million in cash and retention by BioScrip of associated net working capital with a net value of approximately $64 million, based on BioScrip’s balance sheet values at March 31, 2012. Based on events related directly or indirectly to Walgreens’ retention of certain business after the closing, BioScrip may receive up to approximately $16 million in additional purchase price or be required to refund up to approximately $6.4 million of purchase price to Walgreens.

The Company will use the proceeds from the sale to focus on and expand its infusion pharmacy footprint to better serve its national customers, execute on strategic growth opportunities and pay down debt. Post-closing, BioScrip will maintain its infusion, home health, pharmacy benefit management and cash card businesses, and will continue to service its infusion patient base and managed care customers through existing BioScrip pharmacies.

“The completion of this sale is another important step forward in the execution of our strategic plan,” said Rick Smith, President and Chief Executive Officer of BioScrip. “We now can accelerate building on our infusion pharmacy platform. With the completion of this divestiture, BioScrip is a more-focused company, both strategically and financially, with the ability to reduce corporate overhead related to our legacy business. Our strong reputation for clinical excellence and differentiated offering to our customers, combined with excellent relationships with national and local managed care customers, position us for the next phase of our growth. We remain committed to being a cost-effective partner to healthcare professionals who deliver value and quality to the patients they serve.”

About BioScrip, Inc.

BioScrip, Inc. (www.bioscrip.com) (Nasdaq: BIOS) is a national provider of specialty pharmacy and home health services that partners with patients, physicians, hospitals, healthcare payors and pharmaceutical manufacturers to provide clinical management solutions and delivery of cost-effective access to prescription medications and home health services. Our services are designed to improve clinical outcomes with chronic and acute healthcare conditions while controlling overall healthcare costs.

Forward Looking Statements – Safe Harbor

This press release may contain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its directors, or its officers with respect to the future operating performance of the Company. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause such differences include the failure to realize annualized cost savings associated with any restructuring or cost reduction efforts, the impact of members of management in executing these efforts, the Company’s ability to leverage core competencies or maximize margins and operating cash flow and the Company’s ability to grow its Infusion/Home Health segments organically or

100 Clearbrook Road, Suite 300, Elmsford, NY 10523

through acquisitions, and the risks described in the Company’s periodic filings with the Securities and Exchange Commission, including BioScrip’s annual report on Form 10-K for the year ended December 31, 2011.

Contacts

Investors:

Lisa Wilson

In-Site Communications, Inc.

917-543-9932

Media:

Meaghan Repko / Sharon Stern

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

100 Clearbrook Road, Suite 300, Elmsford, NY 10523